UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 15, 2010

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey	07005
(Address of principal executive offices)	(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Effective June 15, 2010, the Board of Directors (the “Board”) of Unigene Laboratories, Inc. (the “Company”) appointed Ashleigh Palmer, the Company’s President and Chief Executive Officer, to fill one of the vacant seats on the Board and to serve as a director of the Company.  As previously disclosed on a Current Report on Form 8-K filed on June 9, 2010 (the “8-K Report”), Mr. Palmer, who is 47 years old, served as Chief Executive Officer of Critical Biologics Corporation from 2006 to 2010.  He also served as Acting Interim Chief Executive Officer of CanFite BioPharma from 2004 to 2005.  He currently serves as President of Creative BioVentures Corporation, a position he has held since 2003.

The Company entered into an employment agreement (the “Agreement”), effective June 9, 2010, with Mr. Palmer, pursuant to which he will serve as the Company’s Chief Executive Officer.  The Agreement, and his compensation arrangement with the Company, is described in the 8-K Report and such description is incorporated herein by reference.

(e)           As previously disclosed in the 8-K Report, the Agreement provided that the Board may choose to grant Mr. Palmer an option to purchase up to an additional 500,000 shares of Company common stock, par value $.01 per share (“Common Stock”), if the requisite number of Company stockholders approve, at the Company’s Annual Meeting of Stockholders scheduled to be held on June 15, 2010, the proposal to increase the shares available for grant under the Company’s 2006 Stock-Based Incentive Compensation Plan, as amended (the “Plan”).   Following the approval of such proposed amendment to the Plan, which is described below in Item 5.07 of this Current Report on Form 8-K, on June 15, 2010 the Board granted Mr. Palmer an option (the “Additional Option”) to purchase 500,000 shares of Common Stock, exercisable at $0.77 per share.  One-third of the Additional Option will vest on each of the first, second and third year anniversaries of the Additional Option’s grant date, provided that Mr. Palmer remains employed by the Company through each vesting date.  The Additional Option will be exercisable (to the extent vested) until the earlier of three and one-half years following the vesting date or ten years following the grant date.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of Unigene Laboratories, Inc. was held on June 15, 2010. Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company's proxy statement, were: (1) election of seven members to the Board; (2) ratification of the appointment of Grant Thornton LLP as independent auditors of the Company for the Company’s 2010 fiscal year; (3) amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 135,000,000 shares to 275,000,0000 shares; and (4) amendment to the Company’s 2006 Stock-Based Incentive Compensation Plan to increase by 5,000,000 shares the number of shares of Common Stock available for issuance thereunder.

Each of the nominees set forth below was elected to hold office until his respective successor is duly elected and qualified or until his death, resignation or removal.  Stockholders also (1) ratified the appointment of Grant Thornton, LLP as the Company’s independent auditors for the Company’s 2010 fiscal year, (2) approved the amendment to the Certificate of Incorporation and (3) approved the amendment to the 2006 Stock-Based Incentive Compensation Plan.  The table below shows the votes cast for, against or withheld, as well as the number of abstention and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

	VOTES

	For	Withheld	Broker Non-Votes
(1) Election of Directors:
Allen Bloom	22,292,627	5,644,502	33,820,120
Zvi Eiref	26,064,912	1,872,217	33,820,120
Richard Levy	22,803,024	5,134,105	33,820,120
Warren P. Levy	21,828,359	6,038,840	33,890,050
Marvin L. Miller	24,672,332	3,264,797	33,820,120
Bruce Morra	26,162,747	1,774,382	33,820,120
Peter Slusser	26,075,590	1,861,539	33,820,120

	For	Against	Abstain	Broker Non-Votes
(2) Ratification of Appointment of Grant Thornton LLP as independent auditors of the Company for the Company’s 2010 fiscal year.	57,230,413	4,269,872	256,964	0
	For	Against	Abstain	Broker Non-Votes
(3) Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 135,000,000 shares to 275,000,0000 shares.	50,426,052	10,837,378	493,819	0
	For	Against	Abstain	Broker Non-Votes
(4) Approval of an amendment to the Company’s 2006 Stock-Based Incentive Compensation Plan to increase by 5,000,000 shares the number of shares of Common Stock available for issuance thereunder.	19,433,429	8,269,110	234,590	33,820,120

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ William Steinhauer
Date: June 18, 2010		William Steinhauer, Vice President of Finance